Exhibit 10.1

ALFACELL CORPORATION

AMENDMENT
TO SECURITIES PURCHASE AGREEMENT

February 26, 2010

This Amendment (this “Amendment”) to that certain Securities Purchase Agreement dated as of October 19, 2009 (the “Agreement”) by and among Alfacell Corporation, a Delaware corporation (the “Company”) and the investors identified on the signature pages thereto (the “Purchasers”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

Whereas, the Company and the Purchasers wish to amend the Agreement to extend the deadline for which the Company shall seek stockholder approval for the Certificate of Amendment until April 1, 2010 in accordance with Section 10(g) of the Agreement.

AGREEMENT

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

I.	AMENDMENT TO THE AGREEMENT.

Section 5(c) of the Agreement is hereby amended to read in its entirety as follows:

“(c).           Reservation of Shares.  The Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to the numbers of shares issuable upon conversion of the Notes and exercise of the Warrants (the “Required Reserve Amount”) for issuance upon any such conversion or exercise.  If at any time while the Notes or Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount, then the Company shall use its best efforts to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes and Warrants then outstanding.  It is acknowledged by each Purchaser that (i) the Company will not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount as of the Closing Date and (ii) the Company will be required to obtain a vote of its stockholders holding a majority of its outstanding Common Stock to approve an amendment to its certificate of incorporation (the “Certificate of Amendment”) to increase its authorized Common Stock.  It is understood and agreed that the Company will seek, through the distribution of proxies, stockholder approval of the Certificate of Amendment on or prior to April 1, 2010.  It is hereby agreed to by each Purchaser that in connection with such stockholder approval, each such Purchaser shall (i) take all reasonable actions and use its best efforts to cause the Company to hold a meeting of its stockholders to approve the Certificate of Amendment, including causing the Purchaser’s Board Designee (as defined below), as applicable, to recommend that the Company’s stockholders approve the Certificate of Amendment and (ii) cause all shares owned by such Purchaser, including shares owned by such Purchaser’s affiliates, representatives and family members, to be voted in favor of the Certificate of Amendment.”

II.	GENERAL.

A.           Except as effected by this Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

B.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

C.           This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York, without giving effect to conflicts of laws principles.

D.           The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

[SIGNATURE PAGES FOLLOW]

The parties have executed this Amendment as of the date first written above.

ALFACELL CORPORATION By: /s/ Charles Muniz Name: Charles Muniz Title: President, Chief Executive Officer and Chief Financial Officer

The parties have executed this Amendment as of the date first written above

PURCHASERS:

/s/ Charles Muniz	___________________________________
Charles Muniz	Colleen A. Lowe

EUROPA INTERNATIONAL, INC.	___________________________________
Corinne M. Poquette
By: /s/ Fred Knoll Name: Fred Knoll Title: Knoll Capital Management, Investment Manager for Europa International, Inc.	___________________________________ David J. McCash

UNILAB LP

By:____________________________________ Name: F. Patrick Ostronic Title: Director, Unilab GP Inc., General Partner for Unilab LP

MARY M. MCCASH TRUST DECLARATION DECLARED OCTOBER 20, 2008

By:____________________________________ Name: Mary M. McCash Title: Trustee

THE MICHAEL J. MCCASH LIVING TRUST

By:____________________________________ Name: Michael J. McCash Title: Trustee and Grantor